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                                                                    EXHIBIT 99.3

                                                       Court File No. 03-CL-5150

                                     ONTARIO
                            SUPERIOR COURT OF JUSTICE
                                 COMMERCIAL LIST


THE HONOURABLE                       )     FRIDAY, THE 19TH DAY OF
JUSTICE GROUND                       )     SEPTEMBER, 2003
                                     )


              IN THE MATTER OF THE COMPANIES' CREDITORS ARRANGEMENT
                      ACT, R.S.C. 1985, c. C-36, AS AMENDED

            AND IN THE MATTER OF THE APPLICATION OF PHILIP ANALYTICAL SERVICES INC., PHILIP SERVICES INC., PHILIP INVESTMENT CORP.,
         NORTRU LTD., ALLIES STAFFING LTD., PHILIP SERVICES CORPORATION
                AND THE U.S. SUBSIDIARIES LISTED ON SCHEDULE "A"
              PURSUANT TO SECTION 18.6 OF THE COMPANIES' CREDITORS
      ARRANGEMENT ACT, R.S.C. 1985, c. C-36, AS AMENDED AND SECTION 47(1)
      OF THE BANKRUPTCY AND INSOLVENCY ACT, R.S.C. 1985, c.B-3, AS AMENDED


                                                                      Applicants

                                                       ORDER

         THIS APPLICATION made by Philip Analytical Services Inc., Philip Services Inc. , Philip Investment Corp., Nortru Ltd., Allies Staffing Ltd. (collectively "PHILIP CANADA" or the "COMPANY"), and Philip Services Corporation and those direct and indirect U.S. subsidiaries listed on Schedule "A" attached hereto (collectively "PHILIP U.S.") (Philip Canada and Philip U.S. are herein collectively referred to as the "APPLICANTS") for:


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         (a)      an order pursuant to section 18.6 of the Companies' Creditors
                  Arrangement Act, R.S.C. 1985, c. C-36, as amended (the "CCAA") recognizing the foreign proceedings involving Philip U.S., granting a stay of proceedings against Philip U.S. and the directors and officers thereof, and recognizing and implementing in Canada the U.S. Restructuring Orders (as herein defined) of the U.S. Bankruptcy Court for the Southern District of Texas, Houston Division (the "U.S. BANKRUPTCY COURT");

         (b) an order pursuant to section 47(1) of the Bankruptcy and Insolvency Act, R.S.C. 1985, c.B-3, as amended, (the "BIA") appointing Ernst & Young Inc. as interim receiver, without security, of certain assets, property and undertaking of Philip Canada;

         (c) an order authorizing and directing the interim receiver to assist with and facilitate any restructuring or purchase and sale transaction involving the Company or their assets, property and undertaking, but excluding the Excluded Assets (as herein defined), in concert with such transaction as may result from the U.S. Bankruptcy Proceedings, and such further orders of the U.S. Bankruptcy Court as may be relevant to these matters;

         (d) an order granting a stay of proceedings in respect of Philip Canada, the directors and officers thereof, and the Business Assets (as herein defined); and

         (e) such further and other relief as this Honourable Court may deem just, was heard this day at 393 University Avenue, Toronto, Ontario.

         ON READING the notice of application, the affidavit of Michael Ramirez sworn September 19, 2003 and the exhibits thereto (the "RAMIREZ AFFIDAVIT"), and

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the consent and report of Ernst & Young Inc. dated September 18, 2003, and upon hearing the submissions of counsel for the Company, counsel for Foothill (as herein defined), counsel for High River (as herein defined), counsel for Ernst & Young Inc., and other counsel present, if any,

         AND ON BEING INFORMED that on June 2, 2003 Philip U.S. filed petitions for relief under Chapter 11 of the United States Bankruptcy Code, 11 USC Sections 101-1330 (the "U.S. BANKRUPTCY CODE") as jointly administered under case no. 30-37718-H2-11 (the "U.S. BANKRUPTCY PROCEEDINGS"),

         AND IT APPEARING that there is a need to recognize and coordinate the actions being taken under the U.S. Bankruptcy Proceedings and those being brought before this Court,

1. THIS COURT ORDERS that the time for service of the notice of application and the application record herein be abridged and that the application is properly returnable today, and that all necessary parties entitled to notice of this application have been properly served with notice of this application and that further service be and is hereby dispensed with.

2. THIS COURT ORDERS that the following terms used herein shall be defined as follows:

         (a) "BUSINESS ASSETS" means all assets, property and undertaking of Philip Canada, whether held directly or indirectly, as principal or nominee, beneficially or otherwise, including the Canadian Assets and the Excluded Assets;

         (b) "CANADIAN ASSETS" means collectively (i) the property, assets and undertaking of Philip Canada proposed to be acquired or assumed by one or more newly incorporated subsidiaries of Philip Services Corporation in accordance with the Investment Agreement, or such

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                  other property, assets and undertaking proposed to be acquired or assumed by any Purchaser other than High River, as authorized by the further order of this Court and (ii) the real property with the municipal address of 7143 Mallard Line, Dover, Ontario and all buildings and fixtures located thereon (the "MALLARD PROPERTY");

         (c) "EXCLUDED ASSETS" means the assets which are not proposed to be acquired or assumed by the newly incorporated subsidiaries of Philip Services Corporation set out in Schedule "B" attached hereto and any other assets which may not form part of a purchase and sale or restructuring transaction proceeding in concert with the restructuring transaction under the U.S. Bankruptcy Proceedings as so designated by the Purchaser;

         (d) "FOOTHILL" means Wells Fargo Foothill, Inc. formerly known as Foothill Capital Corporation;

         (e) "INVESTMENT AGREEMENT" means the investment agreement by and among High River Limited Partnership ("HIGH RIVER"), Philip U.S., Philip Canada and other subsidiaries of Philip Services Corporation dated July 29, 2003, as amended;

         (f) "PERSONS" OR "PERSON" means all persons, firms, corporations, governments, governmental and regulatory agencies and other entities of any kind or nature;

         (g) "PURCHASER" means High River unless and until such time as either (i) the U.S. Bankruptcy Court authorizes Philip U.S. to proceed with a restructuring plan sponsored by a Person other than High River, at which time Purchaser means such other Person, or (ii) the restructuring plan sponsored by High River is not confirmed by the

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                  U.S. Bankruptcy Court, at which time Purchaser means such
                  other Person as this Court may approve; and

         (h) "U.S. RESTRUCTURING ORDERS" means, collectively, the orders granted by the U.S. Bankruptcy Court on August 4, 2003, and September 12, 2003, approving, inter alia, a bidding process for the assets of Philip U.S. and Philip Canada, approving the form of the Investment Agreement and permitting Philip U.S. to proceed with the transactions contemplated in the Investment Agreement.

3. THIS COURT ORDERS AND DECLARES that the Applicants are companies to which the CCAA applies and are entitled to obtain relief pursuant to section 18.6 of the CCAA.

4. THIS COURT ORDERS that the U.S. Bankruptcy Proceedings be and they are hereby recognized as "foreign proceedings" for the purposes of section 18.6 of the CCAA, and in furtherance thereof, this Court makes the within orders with respect to Philip U.S. and their assets, property and undertaking.

STAY OF PROCEEDINGS AND CLAIMS PROCESS RE PHILIP U.S.

5. THIS COURT ORDERS that until the later of (a) the termination of the automatic stay under the U.S. Bankruptcy Code and (b) the termination of post confirmation stay, if any (the "U.S. STAY PERIOD"), no demands, legal actions, applications, administrative, extra-judicial or other proceedings, motions, steps, enforcement process, grievances, registrations, perfections, self help remedies, private remedies or any other acts whatsoever and wherever taken (each a "PHILIP U.S. PROCEEDING") shall be commenced or continued against or in respect of Philip U.S. or the property, assets and undertakings of Philip U.S. wherever located (the "PHILIP U.S. PROPERTY") in any court or other tribunal, and any and all Philip U.S. Proceedings currently under way against or in respect of Philip U.S. or the Philip

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                                      -6-


U.S. Property are hereby stayed and suspended pending further order of this Court on notice to Philip U.S., the Purchaser, Foothill and the Interim Receiver.

6. THIS COURT ORDERS that, during the U.S. Stay Period, no Person may commence or continue any Philip U.S. Proceedings against any former or present director or officer of Philip U.S. or any other Person who, as at the date of this Order or hereafter, manages or supervises the business and affairs of Philip U.S. (collectively, the "U.S. DIRECTORS") for any claim against any of the U.S. Directors that arose before the commencement of this CCAA proceeding or that arises while this CCAA proceeding is continuing and that relates to any obligation of Philip U.S. where the U.S. Directors are or are alleged to be under any law liable in their capacity as directors for payment or performance of such obligation.

7. THIS COURT ORDERS that the process and bar dates for filing proofs of claim in the form and manner required in the U.S. Bankruptcy Proceedings (the "U.S. CLAIMS PROCESS") be and is hereby recognized and approved by this Court as the single claims process applicable to and binding on all creditors of Philip U.S.

8. THIS COURT ORDERS that any Person who has asserted or wishes to assert a claim against Philip U.S., or the Philip U.S. Property, be and are hereby directed to pursue such claims only in the U.S. Bankruptcy Proceedings in accordance with the U.S. Claims Process, provided notice has been issued in accordance with paragraph 9 hereof and the U.S. claims bar date as it relates to claims of Canadian residents against Philip U.S. is effectively extended to October 6, 2003.

9. THIS COURT ORDERS that Philip U.S. be and is hereby directed to have its notice servicing agent, Logan & Company Inc., notify each known Canadian creditor of Philip U.S. of the making of this Order by providing a copy of this Order and notice substantially in the form attached hereto as Schedule "C" by ordinary mail, postage prepaid to the last known address of each such creditor, and Philip U.S. be and is hereby directed, within 5 days of the date hereof, to publish a notice



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substantially in the form set out in Schedule "D" hereto, in the national edition of the Globe and Mail and a French language version in La Presse.

10. THIS COURT ORDERS that pursuant to section 18.6 of the CCAA, the U.S. Restructuring Orders are hereby approved.

11. THIS COURT ORDERS that for the purposes of recognizing and implementing the arrangements and terms of the U.S. Bankruptcy Proceedings, the U.S. Restructuring Orders, and such further orders of the U.S. Bankruptcy Court as may be relevant to these matters, the following is ordered.

APPOINTMENT AND POWERS OF THE INTERIM RECEIVER

12. THIS COURT ORDERS that, as of 12:01 a.m. Eastern Standard Time on the date hereof, Ernst & Young Inc., of the City of Toronto, in the Province of Ontario, be and is hereby appointed interim receiver (in such capacity, the "INTERIM RECEIVER") pursuant to section 47(1) of the BIA, without security, solely for the limited purposes as directed herein, and for no other purpose unless further authorized and directed by this Court, of the Canadian Assets, with the authority to exercise any discretions, powers, authorities, rights and entitlements set out in this Order with respect thereto.

13. THIS COURT ORDERS that for greater certainty, the Interim Receiver's appointment does not extend to any of the Excluded Assets.

14. THIS COURT ORDERS AND DIRECTS that the Interim Receiver shall not:

         (a) go into or take possession or control, nor shall it be deemed to have taken or maintained possession or control of any of the Business Assets;

         (b) manage or operate the business or affairs of Philip Canada in any way; and

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         (c)      by fulfilling its obligations hereunder, be deemed to have taken or maintained possession, charge, management or control of any of the Business Assets or the business and affairs of Philip Canada.

15. THIS COURT ORDERS that the Interim Receiver be and is hereby authorized and directed to assist the Company in its efforts to co-ordinate the within proceedings with the U.S. Bankruptcy Proceedings and, in particular, but subject to the approval of this Court, to co-ordinate any restructuring or purchase and sale transaction involving the Canadian Assets with such restructuring transaction(s) as may take place in the U.S. Bankruptcy Proceedings, in accordance with the terms of the U.S. Restructuring Orders or such further orders as may be granted in the U.S. Bankruptcy Proceedings in respect of these matters.

16. THIS COURT ORDERS that to ensure the ongoing coordination of the within proceedings with the U.S. Bankruptcy Proceedings, the Company and Interim Receiver shall keep this Court advised of any material developments in connection with the restructuring plan sponsored by High River to be filed by Philip U.S. with the U.S. Bankruptcy Court on September 19, 2003 and any further orders of the U.S. Bankruptcy Court relating thereto or any replacement restructuring plans, and shall seek such further orders of this Court as may become necessary to modify the mandate of the Interim Receiver, or the procedures, duties and authorities contemplated or provided for herein.

17. THIS COURT ORDERS that the Interim Receiver be and is hereby authorized and empowered, with the assistance of counsel, to take such steps as necessary or appropriate in the opinion of the Interim Receiver, to fulfil the terms of this Order, including, but not limited to:

         (a) review and comment upon the marketing and sales process conducted in the U.S. Bankruptcy Proceedings in respect of the Business Assets;


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                                      -9-

         (b)      monitor the Company's receipts and disbursements;

         (c) subject to the approval of this Court and with such consultation with the Company as the Interim Receiver may consider appropriate, negotiate and execute such asset purchase agreements or other documents with the Purchaser as the Interim Receiver may consider appropriate to effect any transaction(s) involving the Canadian Assets which may be necessary or incidental to such restructuring transaction as may take place in the U.S. Bankruptcy Proceedings;

         (d) apply for any further approval orders, vesting orders or other orders which may be necessary or appropriate, in the opinion of the Interim Receiver, the Company and the Purchaser, in order to effect any transaction(s) involving the Canadian Assets which may be necessary or incidental to such restructuring transaction as may take place in the U.S. Bankruptcy Proceedings;

         (e) subject to the further approval of this Court, to sell, convey, transfer or assign the Canadian Assets, or any parts thereof, as part of any transaction(s) involving the Canadian Assets which may be necessary or incidental to such restructuring transaction as may take place in the U.S. Bankruptcy Proceedings;

         (f) to join in and execute, and endorse such transfers, conveyances, contracts, leases, deeds, bills of sale, cheques, bills of lading or exchange, or other documents of whatever nature in respect of any of the Canadian Assets, in its own name or in the name and on behalf of Philip Canada, which are necessary or appropriate in the opinion of the Interim Receiver, the Company and the Purchaser;


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                                      -10-


         (g) upon such consultation with the Company and the Purchaser as the Interim Receiver may consider appropriate, to deal with any regulatory body, including, without limitation, Industry Canada, the Ministry of the Environment in each relevant provincial jurisdiction, and any other governmental ministry, department or agency, concerning the sale and transfer of the Canadian Assets, including the transfer or re-issuance of any permits, licences, approvals or permissions as may be required by any governmental or regulatory authority, and to participate in any administrative hearings or arbitrations with respect thereto;

         (h) to receive and collect the proceeds of sale of the Canadian Assets, and to maintain and distribute such proceeds in accordance with any future order of this Court;

         (i) to appoint, employ or retain counsel from time to time and on whatever basis as it may consider necessary or desirable for exercising the powers and duties conferred by this Order;

         (j) with the consent of the Company, Foothill and the Purchaser, to appoint, employ or retain such consultants, agents and other assistants as it may consider necessary or desirable for exercising the powers and duties conferred by the Order;

         (k) at the request of the Company and with the consent of Foothill, to consult with and provide recommendations to Philip Canada in the marketing of the Excluded Assets, including advertising part or parts of the Excluded Assets for sale and soliciting offers therefor, as appropriate;


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                                      -11-


         (l) at the request of the Company, to consult with and provide recommendations to Philip Canada, Foothill and the Purchaser in connection with the shutdown, disposal, distribution and/or any sale of any of its business operations in respect of the Business Assets, provided however that the provision of any such consultation services or recommendations by the Interim Receiver shall not constitute taking possession or exercising control of any such assets; and

         (m) to take any steps reasonably incidental to the exercise of these powers and perform such duties as are required by this Order or any further order of this Court.

ACCESS TO INFORMATION

18. THIS COURT ORDERS that Philip Canada and its past and present directors, officers, employees, servants, shareholders, lawyers (subject to issues of privilege), accountants, consultants, agents, any one acting under their instructions or direction and any one with notice of this Order shall provide the Interim Receiver and its agents such access to the Canadian Assets or any books, documents, contracts, papers or records of every nature and kind whatsoever relating to the Business Assets and to the obligations and liabilities of Philip Canada, as the Interim Receiver, in its discretion, deems necessary to complete and fulfil the terms of this Order.

COMPANIES' RIGHTS, ABILITIES AND AUTHORITIES

19. THIS COURT ORDERS that except as otherwise provided in this Order, or in any further order of this Court, the Company shall remain in possession and control of all the Business Assets and shall continue to carry on business in the ordinary course, in a manner consistent with the preservation of the Business Assets (provided that preservation may constitute discontinuance of their business or any

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                                      -12-


parts thereof, including the termination of any agreements and arrangements with the prior consent of the Purchaser and Foothill) and the Company shall be authorized and empowered to:

         (a) contract with other persons and acquire goods and services reasonably necessary or desirable to operate their business in the ordinary course; and

         (b) continue to retain and employ agents, advisors, contractors, servants, solicitors, assistants and consultants including, without limitation, those who were formerly, are now or may in the future be retained, employed or paid by Philip Canada, as they deem reasonably necessary or desirable in the ordinary course of business or in respect of the completion and fulfilment of the terms of this Order;

         (c) to engage such consultants, appraisers, agents, experts and counsel and such other assistants from time to time and on whatever basis, including on a temporary basis, to assist with the marketing and sale of the Excluded Assets, as further provided for herein; and

         (d)      engage in usual and ordinary course transactions.

20. THIS COURT ORDERS that, in respect of the Business Assets and its business operations generally, after the date hereof and except as otherwise provided to the contrary herein, Philip Canada shall be entitled to pay reasonable expenses incurred by the Company in carrying on their business operations in the ordinary course, in a manner consistent with the preservation of the Business Assets (provided that preservation may constitute discontinuance of their business or parts thereof including the termination of any agreements and arrangements, with the prior consent of the Purchaser and Foothill) and completing and fulfilling the terms

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of this Order, which expenses, pending further order of this Court include, without limitation, payment of:

         (a) capital expenditures, incurred after the making of this Order, reasonably necessary for the preservation and protection of the Business Assets, with the prior consent of Foothill and the Purchaser, except that during the period commencing upon the making of this Order and ending on October 3, 2003 the Company may pay any such capital expenditures which do not exceed $25,000 per item or $100,000 in the aggregate;

         (b) expenses, incurred after the making of this Order, reasonably necessary for the continuation of the operations and business of Philip Canada, including, without limitation, payments on account of insurance, environmental compliance, safety, maintenance and security and payments required to keep approvals, authorizations, permits and licenses of the Company in good standing, all in accordance with the budget approved from time to time by Foothill and the Purchaser;

         (c) outstanding and future wages, salaries, employee and pension benefits, directors fees and expenses, ordinary course contributions to pension plans, vacation pay, reimbursement of reasonable outstanding and future business expenses legitimately incurred by employees and outstanding and future retention payments due to certain managers of Philip Canada under a key employee retention program approved by the U.S. Bankruptcy Court on June 23, 2003;

         (d) future termination and severance payments accruing due to employees, outstanding and future special payments required by legislation on account of deficits in any pension plan and all



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                                      -14-


                  outstanding and future employee benefits and pension benefits payable to former employees, in each case, with the prior consent of the Purchaser and Foothill;

         (e) outstanding and future reasonable fees and disbursements of the Interim Receiver, including without limitation the reasonable fees and disbursements of any counsel retained by the Interim Receiver;

         (f) reasonable fees and disbursements of any auditor, financial advisor or other professional retained by the Company and incurred after the making of this Order;

         (g) outstanding reasonable fees and disbursements of counsel retained by the Company in respect of these proceedings and future reasonable fees and disbursements of counsel retained by the Company;

         (h) amounts due for goods or services actually supplied or to be supplied to the Company on or after September 19, 2003;

         (i) amounts due for goods and services actually supplied to the Company prior to September 19, 2003 where such payment is to a "vital supplier" as the Company deems appropriate to maintain vital supplies of goods and services subsequent to the date of this Order and the ongoing operations of the Company, with the prior consent of Foothill and the Purchaser; and

         (j) outstanding and future premiums on directors and officer's liability insurance and other insurances;

provided, however, that during the period commencing upon the making of this Order and ending on October 3, 2003, all such expenditures of the Company shall be reasonable and ordinary course expenses in an aggregate amount not to exceed

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                                      -15-

$9,912,000 and thereafter all such expenditures referred to in paragraphs 20
(a), (b) and (f) shall not exceed the difference between the aggregate amount of the budget from time to time approved by Foothill and the Purchaser and the aggregate amount of all other expenditures during the relevant period, and if any such budget is not so approved by October 3, 2003, then no such expenditures referred to in paragraph 20(a), (b) and (f) shall be made until the further order of this Court.

21. THIS COURT ORDERS that, in respect of the Business Assets and its business operations generally, Philip Canada shall remit, in accordance with legal requirements, or pay:

         (a) any statutory deemed trust amounts in favour of the Crown in right of Canada or of any Province or Territory thereof or any other taxation authority which are required to be deducted from employee's wages, including, without limitation, amounts in respect of employment insurance, Canada Pension Plan, Quebec Pension Plan and income taxes;

         (b) amounts accruing and payable by Philip Canada in respect of employment insurance, Canada Pension Plan, Quebec Pension Plan, workplace safety insurance, employer health taxes and similar obligations of any jurisdiction with respect to employees;

         (c) all goods and services or other applicable sales taxes payable by Philip Canada in connection with the sale of goods and services by Philip Canada; and

         (d) any amount payable to the Crown in right of Canada or of any Province thereof or any political subdivision thereof or any other taxation authority in respect of municipal realty, municipal business or other taxes, assessments or levies of any nature or kind which are entitled at law to be paid in priority to claims of secured creditors and which are attributable to or in respect of the Business Assets or the carrying on of business by the Company, but for greater certainty excluding corporate income taxes and capital taxes.

22. THIS COURT ORDERS that, subject to the prior consent of Foothill, Philip Canada be authorized and empowered to market all or part of the Excluded Assets, including advertising and soliciting offers in respect of the Excluded Assets or any part or parts thereof and, subject to the approval of this Court with respect to any Excluded Asset the consideration for which is in excess of $500,000, negotiating such terms and conditions of sale as the Company in its discretion may deem appropriate and to enter into an agreement or agreements of purchase and sale of the Excluded Assets.

23. THIS COURT ORDERS that Philip Canada and, if considered necessary or advisable by the Company and the Interim Receiver, the Interim Receiver be authorized and empowered to sell, convey and transfer the Mallard Property and that the Interim Receiver, in order to facilitate any such transaction, be and is hereby authorized and empowered to:

         (a) to join in and execute, and endorse such transfers, conveyances, contracts, leases, deeds, bills of sale, cheques, bills of lading or exchange, or other documents of whatever nature in respect of the Mallard Property, in its own name or in the name and on behalf of Philip Canada, which are necessary or appropriate in the opinion of the Interim Receiver and the Company; and

         (b) apply for any further approval orders, vesting orders or other orders which may be necessary or appropriate, in the opinion of the Interim Receiver and the Company, in order to effect any sale of the Mallard Property.


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                                      -17-


All proceeds of sale shall be remitted to the Interim Receiver for distribution in accordance with any further order of this Court.

STAY OF PROCEEDINGS

24. THIS COURT ORDERS that no demands, legal actions, applications, administrative, extra-judicial or other proceedings, motions, steps, enforcement process, grievances, registrations, perfections, self help remedies, private remedies or any other acts whatsoever and wherever taken (each a "PROCEEDING") shall be commenced or continued against the Interim Receiver in any court or other tribunal, pending further order of this Court on notice to the Company, the Interim Receiver, Foothill and the Purchaser.

25. THIS COURT ORDERS that until December 3, 2003, or such later date as may be ordered by this Court (the "STAY PERIOD"), no Proceeding shall be commenced or continued against or in respect of Philip Canada or the Business Assets in any court or other tribunal, and any and all Proceedings currently under way against or in respect of Philip Canada or the Business Assets are hereby stayed and suspended, pending further order of this Court on notice to the Company, the Interim Receiver, Foothill and the Purchaser.

26. THIS COURT ORDERS that no Proceeding shall be commenced or continued as against Philip Canada or the Interim Receiver, under any Labour Laws (as herein defined), or any federal, provincial or other legislation, statute, regulation or rule of law or equity respecting the protection, conservation, enhancement, remediation or rehabilitation of the environment or relating to the disposal of waste or other contamination including, without limitation, the Canadian Environmental Protection Act (1999), the Transportation of Dangerous Goods Act (Canada), the Environmental Protection Act (Ontario), the Emergency Plans Act (Ontario), the Ontario Water Resources Act (Ontario), The Technical Standards and Safety Act (2000), and the Occupational Health and Safety Act (Ontario), Waste Management Act (British

Columbia), Workers Compensation Act (British Columbia), An Act Respecting Occupational Health and Safety (Quebec), Environment Quality Act (Quebec) and An Act Respecting Petroleum Products and Equipment (Quebec) or the regulations thereunder, or any other statute, regulation or rule of law or equity whatsoever affecting the environment or the transportation of goods or hazardous waste (collectively, "ENVIRONMENTAL LAWS"), pending further order of this Court on notice to the Applicants and the Interim Receiver, provided that any governmental authority or regulatory body taking action solely to protect imminent and material danger to life, health, limb or property, whether pursuant to Environmental Laws or otherwise, shall not be so restrained.

27. THIS COURT ORDERS that, during the Stay Period no Person may commence or continue any Proceeding against any former or present director or officer of Philip Canada or any other Person who, as at the date of this Order or hereafter, manages or supervises the business and affairs of Philip Canada or who theretofore did so and who could in law be found to be, or deemed to be, liable for the payment of any obligations or liabilities of Philip Canada (individually, the "DIRECTOR" and collectively, the "DIRECTORS") for any claim against any of the Directors that arose before the commencement of this CCAA proceeding or that arises while this proceeding is continuing and that relates to any obligation of Philip Canada where the Directors are or are alleged to be under any law liable in their capacity as director for payment or performance of such obligation.

EXERCISE OF RIGHTS OR REMEDIES

28. THIS COURT ORDERS that the right to file financing statements, perfect or improve security, or the right of any Person to make demand, assert, enforce or exercise any right (including, without limitation, the enforcement of security, any right of foreclosure, voting of shares, dilution, seizure, retention, forced sale, attornment, encumbrance, buy-out, divestiture, repudiation, rescission, acceleration, consolidation of accounts, repossession, distress, conversion, possession, set off of pre-existing obligations against rights which arise hereafter, exercise of any construction, mechanics, repair, storage or other lien rights, rights under section 224(1.2) of the Income Tax Act (Canada) and section 317(1) of the Excise Tax Act (Canada), or its provincial or territorial equivalents, rights, termination, suspension, modification or cancellation or the right to revoke any qualification or registration), option or remedy arising by law, by virtue of any agreement (including, without limitation, any co-ownership agreement or collective agreement, agreement of purchase and sale, customer contract, purchase order, supply contract or lease), or by any other means, including as a result of any default or non performance by an Applicant, the making or filing of these proceedings or the U.S. Bankruptcy Proceedings, or any allegation contained in such proceedings, be and are hereby stayed and suspended as against Philip Canada and the Business Assets, pending further Order of this Court on notice to Philip Canada, the Interim Receiver, Foothill and the Purchaser.

29. THIS COURT ORDERS that no Person shall cease, discontinue, fail to honour renewal rights, alter, interfere with, interrupt, delay, suspend performance of, withhold progress payments due under, claim any offset, deduction or diminutive of liability or responsibility under, terminate or interfere with the payment and performance of any right, contract, lease, arrangement, authorization, approval, licence or permit, written or oral, in favour of or held by Philip Canada, or in respect of the Business Assets, including as a result of any default or non performance by the Company, the making or filing of these proceedings or the U.S. Bankruptcy Proceedings, or any allegation contained in such proceedings, pending further order of this Court on notice to the Company, the Interim Receiver and the Purchaser.

30. THIS COURT ORDERS that any governmental authority or regulatory body including, without limitation, Industry Canada, and environmental regulatory agencies be and are hereby restrained and enjoined from terminating, cancelling, annulling, withdrawing, altering or failing to renew, any approvals, permits, licences, patents, permissions, or authorizations, issued to the Company.

CONTINUATION OF SERVICE

31. THIS COURT ORDERS that all Persons having oral or written agreements or arrangements with the Company or statutory or regulatory mandates for the supply of goods and/or services, including without limitation, all computer software, communication and other data services, maintenance, operation and installation services, internet connections, access to fibre optic and other cables and computer equipment, servers and switches, waste disposal, landfill, and other end disposal sites, or other waste facilities and services, banking services, payroll services, insurance, transportation services, gas, water, hydro, fuel, telephone or other required services to the Company or any of the Business Assets, or business operations, are hereby restrained until further Order of this Court from discontinuing, failing to honour renewal rights on reasonable terms, altering, changing telephone numbers, access codes or passwords, requesting deposits or other security, interfering with or terminating the supply of such goods or services as may be required by the Company, and that the Company shall be entitled to the continued use of the Company's current telephone numbers, facsimile numbers, internet addresses and domain names, provided in each case that the normal prices or charges, without payment of standby fees, deposits or similar charges, for all such goods or services received after the date of this Order are paid by the Company in accordance with current payment practices of the Company or such other practices as may be agreed upon by the supplier or service provider and the Company, or as may be ordered by this Court.

32. THIS COURT ORDERS that any suppliers to the Company who may have loaned equipment owned by such suppliers to the Company, be and are hereby restrained and enjoined from removing any such equipment from premises owned, leased or occupied by the Company, except on not less than sixty (60) days' prior written notice to the Company and the Interim Receiver or upon further order of the Court.

33. THIS COURT ORDERS that, without limiting the generality of any of the provisions hereof, all banks and financial institutions at which the Company maintains a bank account be and are hereby restrained from stopping, withholding, redirecting or otherwise interfering with any amount in such account(s) or setting off such amounts against any indebtedness owing to that bank or financial institution by the Company, or from discontinuing, failing to renew on terms no more onerous than those existing prior to these proceedings, altering, interfering with or terminating such Banking Arrangements.

34. THIS COURT ORDERS that all persons, including, without limitation, all employees and union officials or representatives, are hereby restrained from implementing, enforcing, imposing or continuing any form of job action, decision, ruling or award resulting from any process, grievance or arbitration pursuant to the provisions of any collective agreement with the Company or pursuant to the Canada Labour Code or other similar legislation.

EMPLOYEES

35. THIS COURT ORDERS that all employees of the Company shall remain the employees of the Company. Notwithstanding the appointment of the Interim Receiver or the exercise of any of its powers or the performance of any of its duties hereunder, the Interim Receiver shall not be authorized to employ or retain any employees of the Company without further order of this Court, and the fact that any employee(s) of the Company may provide assistance to the Interim Receiver in connection with its appointment and the performance of its powers and duties hereunder, the Interim Receiver is not and shall not be deemed or considered to be a successor employer, related employer, sponsor or payer with respect to any of the employees of the Company or any former employees within the meaning of the Labour Relations Act (Ontario), the Employment Standards Act (Ontario), the Pension Benefits Act (Ontario), the Canada Labour Code, the Pension Benefits Standards Act (Canada), or any other provincial, federal or municipal legislation or common law governing employment or labour standards or pension benefits (the "LABOUR LAWS") or any other statute, regulation or rule of law or equity for any purpose whatsoever, or any collective agreement or other contract between the Company and any of its current or former employees. In particular, the Interim Receiver shall not be liable to any of the employees of the Company for any wages under applicable Labour Laws, including severance pay, termination pay and vacation pay. The Interim Receiver shall not be liable for any contribution or other payment to any pension or benefit fund. Further, by the granting of this Order, the business of the Company has not been and shall not be deemed to have been, nor treated as having been sold but, rather, such business will continue to be the business of the Company until sold, in whole or in part, to a purchaser other than the Interim Receiver.

DIRECTORS

36. THIS COURT ORDERS that, in addition to any existing indemnity, the Company shall indemnify their Directors:

         (a) for all costs, charges and expenses ("D&O CLAIMS"), including an amount paid to settle an action or satisfy a judgment, reasonably incurred by a Director in respect of any civil, criminal or administrative action or proceeding to which such Director may be made a party by reason of being or having been a director or officer, provided that the Director (i) acted honestly and in good faith with a view to the best interests of the Company; and (ii) in the case of a criminal, quasi-criminal or administrative action or proceeding that is enforced by a monetary penalty, the Director had reasonable grounds for believing his or her conduct was lawful, except to the extent that, with respect to any Director, such Director has actively participated in the breach of any related fiduciary duties or has been grossly negligent or guilty of wilful misconduct; and

         (b) for all D&O Claims relating to the failure of the Company to at any time make payments of the nature referred to in paragraph 21 of this Order or to pay amounts in respect of employee entitlements to wages and vacation pay which they sustain or incur by reason of or in relation to their respective capacities as Directors of the Company except to the extent that, with respect to any Director, such Director has actively participated in the breach of any related fiduciary duties or has been grossly negligent or guilty of wilful misconduct.

37. THIS COURT ORDERS that the Directors of the Company are entitled to the benefit of and are hereby granted a charge (the "DIRECTORS' CHARGE") on all of the Business Assets wheresoever located:

         (a) in the aggregate amount $1,000,000 as security for the indemnity provided in paragraph 36(a), and

         (b) in the aggregate amount of $1,250,000 as security for the indemnity provided in paragraph 36(b), but such Directors' Charge in respect of the indemnity provided in paragraph 36(b) shall only apply to the extent that the Company does not pay any such D&O Claims arising under paragraph 36(b) or the Directors do not receive an indemnity for any such D&O Claim under the provisions of any applicable directors and officers insurance.

In respect of a D&O Claim that is asserted against the Directors, if the Directors against whom the D&O Claim is asserted (the "RESPONDENTS") do not receive satisfactory confirmation from the applicable insurer within sixty (60) days that it will indemnify the Respondents against the D&O Claim, then without prejudice to the subrogation rights hereinafter referred to, the Company shall, upon approval of this Court, pay the amount of the D&O Claim as it becomes payable by the Respondents and, failing such payment, the Respondents shall be entitled to enforce the Directors' Charge whereupon the Company shall be subrogated to the rights of the Respondents to pursue recovery thereof from the applicable insurer as if no such payment had been made. The Respondents shall reimburse the Company to the extent that they subsequently receive insurance proceeds in respect of a D&O Claim which has been paid by the Company or under the Directors' Charge. The Directors' Charge shall not constitute a contract of insurance, and no insurer shall be entitled to any rights of subrogation in respect of the Directors' Charge but shall be entitled to rights of subrogation, if any, against the Company.

38. THIS COURT ORDERS that the Directors' Charge and the Interim Receiver and Professional's Charge (as hereinafter defined) shall have priority over all present and future charges, encumbrances and security in the Business Assets, and as between themselves in the following priority:

         (a)      first, the Interim Receiver and Professional's Charge; and

         (b)      second, the Directors' Charge.

39. THIS COURT ORDERS that the Directors' Charge and the Interim Receiver and Professional's Charge shall be binding on any trustee in bankruptcy that may be appointed in respect of the Company and any and all creditors and other persons and the security and charges credited under the terms of this Order shall retain their full perfection pursuant to the terms of this Order without the requirement to file, register, record or perfect the charge.

40. THIS COURT ORDERS that the Directors' Charge and the Interim Receiver and Professional's Charge shall not be invalid or ineffective by reason of any negative covenants, prohibitions or other similar provisions with respect to incurring debt or the creation of liens or security contained in any existing agreement to which any of the Company is a party, and that, notwithstanding any provision to the contrary in such agreements:

         (a) the obtaining and the creation of the Directors' Charge and the Interim Receiver and Professional's Charge shall not create or be deemed to constitute a breach by the Company of any agreement to which any one of them is a party; and

         (b) the directors and officers of the Company and the Interim Receiver shall have no liability to any person whatsoever as a result of any breach of any agreement caused by or resulting from the creation of the Directors' Charge of the Interim Receiver and Professional's Charge.

41. THIS COURT ORDERS that notwithstanding (i) the pendency of these proceedings and the declarations of insolvency made in these proceedings, (ii) any petitions for receiving orders issued pursuant to the BIA in respect of the Company and any receiving orders made pursuant to any such petitions, and (iii) the provisions of any federal or provincial statutes, neither:

         (a) the payments made by the Company pursuant to the terms of this Order, nor the granting of the Directors' Charge and the Interim Receiver and Professional's Charge, constitute fraudulent preferences, fraudulent conveyances, or other challengeable or reviewable transactions under any applicable law; and

         (b) the Directors' Charge nor the Interim Receiver and Professional's Charge will be void or voidable to or by the creditors, shareholders or any other person.

LIMITATION ON ENVIRONMENTAL LIABILITIES

42. THIS COURT ORDERS that, in light of its limited mandate and the provisions of paragraph 14 in particular, the Interim Receiver shall not be deemed to have entered into or taken care, ownership, control, charge, occupation, possession or management (separately and/or collectively, "POSSESSION") of any of the Business Assets, and nothing herein shall require or obligate the Interim Receiver to enter into, occupy or to take control, care, charge, occupation, possession or management or any of the Business Assets which may be environmentally contaminated, or a pollutant or a contaminant, or cause or contribute to a spill, discharge, release or deposit of a substance contrary to any Environmental Laws. The Interim Receiver shall not, as a result of this Order or anything done in pursuance of the Interim Receiver's duties and powers under this Order, be deemed to be in Possession of any of the Business Assets within the meaning of any Environmental Laws.

LIMITATION ON THE INTERIM RECEIVER'S LIABILITIES

43. THIS COURT ORDERS that the Interim Receiver shall incur no liability or obligation as a result of its appointment or the fulfilment of its duties in carrying out the provisions of this Order, save and except that it shall be liable for gross negligence or wilful misconduct on its part.

44. THIS COURT ORDERS that any liability of the Interim Receiver whatsoever, other than liability arising in respect of its own gross negligence or wilful misconduct, and whether in its personal capacity or in its capacity as Interim Receiver and whether arising out of or from its appointment or the exercise of its powers hereunder, including without limitation arising in connection with

Environmental Laws or Labour Laws, shall be limited in the aggregate to the Net Realized Value of the Canadian Assets. "Net Realized Value of the Canadian Assets" shall be the cash proceeds actually received by the Interim Receiver from the disposition of the Canadian Assets, before any environmental charge or lien, after deducting all costs and expenses properly incurred in connection therewith, including the remuneration and expenses of the Interim Receiver and the fees and disbursements of its counsel, and any other indebtedness incurred by the Interim Receiver pursuant to this Order and all interest thereon paid out of such proceeds, and any distributions of such net proceeds.

INTERIM RECEIVER ACCOUNTS

45. THIS COURT ORDERS that any expenditure which shall properly be made or incurred by the Interim Receiver in accordance with this Order, including the fees and disbursements of the Interim Receiver and the reasonable fees and disbursements of its legal counsel on a solicitor and his own client basis, shall be allowed to it in passing its accounts and shall form a fixed and first ranking charge on the Business Assets (the "INTERIM RECEIVER AND PROFESSIONAL'S CHARGE") in priority to any charge, mortgage, lien, security interest or encumbrance on or in the Business Assets.

46. THIS COURT ORDERS that the reasonable fees and disbursements of the Company's legal counsel on a solicitor and his own client basis up to a maximum aggregate amount of $500,000, shall be included in the Interim Receiver and Professional's Charge.

47. THIS COURT ORDERS that the Interim Receiver shall pass its accounts from time to time, and shall pay the balances in its hands as this Court may direct and for this purpose the accounts of the Interim Receiver and those of its counsel may be referred to a judge of the Commercial List.

48. THIS COURT ORDERS that, prior to the passing of accounts, the Interim Receiver shall be at liberty from time to time to apply reasonable amounts, out of the monies in its hands, against its fees and disbursements, including reasonable legal fees and disbursements, incurred at the standard rates and charges for such services rendered either monthly or at such longer or shorter intervals as the Interim Receiver deems appropriate, and such amounts shall constitute advances against its remuneration when fixed from time to time.

GENERAL

49. THIS COURT ORDERS that the Interim Receiver be at liberty and is hereby authorized and empowered from time to time to apply to this Court for advice and directions in the discharge of its powers and the performance of its duties hereunder.

50. THIS COURT ORDERS that the Interim Receiver shall report to this Court, from time to time, as to its actions taken under this Order and its recommendations in connection therewith and the Interim Receiver is hereby authorized to provide reports and such other information as it may see fit or as may be requested from time to time by the Applicants or this Court.

51. THIS COURT ORDERS that in the event there is insufficient funding available to the Interim Receiver to perform any of its obligations hereunder or there is a determination by the Interim Receiver that continuing to act as Interim Receiver would be impractical or of no utility, leave is hereby granted to the Interim Receiver to apply to this Court for an order amending this order, terminating its appointment as Interim Receiver of the Canadian Assets, substituting some other party as Interim Receiver or for such other order as is just in the circumstances, such motion to be on such terms as to notice as this Court shall direct.

52. THIS COURT ORDERS that nothing in this Order shall prevent the Interim Receiver from acting in another capacity as a creditor representative, including as a trustee in bankruptcy of the Company and the Business Assets.

53. THIS COURT ORDERS that the Company and the Interim Receiver be at liberty to serve this Order, any other Orders in these proceedings, all other proceedings, notices and documents by prepaid ordinary mail, courier, personal delivery or electronic transmission to any interested party at their addresses as last shown on the records of the Company and that any such service or notice by courier, personal delivery or electronic transmission shall be deemed to be received on the next business day following the date of forwarding thereof, or if sent by ordinary mail, on the second business day after mailing.

54. THIS COURT ORDERS that, to the extent that any statutory limitation periods relating to the Company or the Business Assets may expire or terminate with the passage of time, the term of such limitation periods shall hereby be deemed to be extended by a period of time equal to the duration of the Stay Period and, for greater certainty, in the event that the Company becomes bankrupt or a receiver is appointed in respect of the Company within the meaning of Section 243(2) of the BIA, the period between the date of this order and the day on which such stay of proceedings is ended shall not be counted in determining the 30-day period referred to in Section 81.1 of the BIA, provided that this paragraph shall not be construed to extend the term of any lease that expires during the pendency of the Stay Period.

55. THIS COURT ORDERS that the Company and the Interim Receiver be and they are hereby relieved from compliance with the provisions of Part V of the Personal Property Security Act, (Ontario), the provisions of Part II and III of the Mortgages Act (Ontario) and from any further or other provisions of law relating to notice, statutory or otherwise, which a creditor or other party is required to issue in order to dispose of the collateral of a debtor.

56. THIS COURT HEREBY REQUESTS the aid and recognition of any court, tribunal, regulatory or administrative body having jurisdiction in Canada or in the United States to give effect to this Order and to assist the Interim Receiver and its agent in carrying out the terms of this Order. All courts, tribunals, regulatory and administrative bodies are hereby respectfully requested to make such orders and to provide such assistance to the Interim Receiver, as an officer of this Court, as may be necessary or desirable to give effect to this Order or to assist the Interim Receiver and its agents in carrying out the terms of this Order and it is specifically respectfully requested that the U.S. Bankruptcy Court recognize the within proceedings for the purposes of Section 304 of the U.S. Bankruptcy Code and recognize Ernst & Young Inc. in its capacity as Interim Receiver as a foreign representative for the purposes of Section 304 of the U.S. Bankruptcy Code.

57. THIS COURT ORDERS that for the purposes of seeking the aid and recognition of any court or any judicial, regulatory or administrative body outside of Canada, the Interim Receiver shall act as and be deemed to be the foreign representative of Philip Canada.

58. THIS COURT ORDERS that the Applicants and the Interim Receiver be at liberty and are hereby authorized and empowered to apply to any court, tribunal, regulatory or administrative body, wherever located, for the recognition of this Order and for assistance in carrying out the terms of this Order including without limitation commencement of proceedings under Section 304 of the U.S. Bankruptcy Court or such other relief under the U.S. Bankruptcy Code as may be appropriate and to which the Interim Receiver consents.

59. THIS COURT ORDERS that neither this Application nor this Order shall be deemed or construed as an admission or determination as to the validity or enforceability of any claim against the Applicants or a waiver of the Applicants' rights to dispute the validity or enforceability of any claim in the U.S. Bankruptcy Proceedings or otherwise.

60. THIS COURT ORDERS that, notwithstanding anything else contained herein, an Applicant with the consent of the Interim Receiver, Foothill and the Purchaser may, by written consent of its counsel of record herein, agree to waive any of the protections provided to it herein.

61. THIS COURT ORDERS that the Interim Receiver shall, within ten (10) business days of the date of this Order, notify those creditors of the Company with claims in excess of $5,000 of the making of this Order, by sending a copy of a notice substantially in the form attached as Schedule "E" hereto, and to provide a copy of this Order to all parties filing a Notice of Appearance in respect of this Application and, if requested by them, to any other creditor or potential creditor of the Company. The Company and the Interim Receiver are relieved of their obligations to give notice to any other person other than as provided herein.

62. THIS COURT ORDERS that the Company may take such proceedings under the BIA as the Company at any time deems appropriate.

63. THIS COURT ORDERS that the Company may at any time consent to the appointment of a receiver and/or receiver and manager over any of the Company's Excluded Assets.

64. THIS COURT ORDERS that any interested party to apply to this Court on seven
(7) days' notice to the Company and the Interim Receiver for such further order of this Court or for cancellation, amendment or other variation of this Order or otherwise.

                                            /s/ The Hon. John D. Ground
                                            ------------------------------------

                                  SCHEDULE "A"

--------------------------------------------------------------------------------
  WHOLLY-OWNED SUBSIDIARIES                            STATE OF INCORPORATION
--------------------------------------------------------------------------------
  Allwaste Tank Cleaning, Inc.                         Georgia
--------------------------------------------------------------------------------
  Burlington Environmental, Inc.                       Washington
--------------------------------------------------------------------------------
  Cappco Tubular Products USA, Inc.                    Georgia
--------------------------------------------------------------------------------
  Chemical Reclamation Services Inc.                   Texas
--------------------------------------------------------------------------------
  Nortru, Inc.                                         Michigan
--------------------------------------------------------------------------------
  Philip Environmental Services Corporation            Missouri
--------------------------------------------------------------------------------
  PSC Industrial Outsourcing, Inc.                     Delaware
--------------------------------------------------------------------------------
  PSC Metals, Inc.                                     Ohio
--------------------------------------------------------------------------------

                                  SCHEDULE "B"

                             LIST OF EXCLUDED ASSETS

--------------------------------------------------------------------------------
  PROPERTY ADDRESS                                        REGISTERED OWNER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
  1640 Brampton Street East                               Philip Services Inc.
  (incl. 1632 Brampton Street East)
  (incl. 1641 - 1683 Brampton Street East)
  Hamilton, Ontario
--------------------------------------------------------------------------------
  Part Lot 3,                                             Philip Services Inc.
  Concessions 2 & 3,
  Oshawa, Ontario
--------------------------------------------------------------------------------
  0 Green Mountain Road                                   Philip Services Inc.
  Concession 5 Part Lot 10 SLT SC
  RP 62R922 Part 2 Cl Irreg 40.41
--------------------------------------------------------------------------------

                                  SCHEDULE "C"

                       [LOGAN & COMPANY, INC. LETTERHEAD]

                                                                September , 2003

TO THE KNOWN CANADIAN CREDITORS OF PHILIP SERVICES CORPORATION AND EACH OF ITS SUBSIDIARIES LISTED ON SCHEDULE "A" (COLLECTIVELY "PHILIP U.S.")

                     Re: Philip U.S. Chapter 11 Proceedings

         On June 2, 2003, Philip U.S. initiated proceedings (the "U.S. PROCEEDINGS") under Chapter 11 of the United States Bankruptcy Code, 11 U.S.C. Sections 101-330, in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the "U.S. COURT").

         Pursuant to a claims process approved by the U.S. Court, general creditors of Philip U.S. are required to submit their proofs of claim in respect of Philip U.S. on or before September 23, 2003 (as described below, this date had been extended to October 6, 2003). Notice of the U.S. Proceedings and proof of claim forms have been mailed to all creditors of Philip U.S. having resident addresses in Canada (the "CANADIAN CREDITORS").

         By order of the Ontario Superior Court of Justice (Commercial Division) (the "ONTARIO COURT") dated September 19, 2003, (the "CANADIAN ORDER") a copy of which is enclosed, Philip U.S. was made subject to the provisions of Section
18.6 of the Companies' Creditors Arrangement Act, R.S.C. 1985, c.C-36, as amended. Pursuant to paragraphs 8 and 9 of the Canadian Order, the Ontario Court recognized the claims process established by the U.S. Court and ordered that any person asserting or wishing to assert a claim against Philip U.S. or the property of Philip U.S. must assert such claim in the U.S. Proceedings in accordance with the claims process established by the U.S. Court. AS A RESULT OF THE LIMITED PERIOD BETWEEN THE MAKING OF THE CANADIAN ORDER AND THE ORIGINAL CLAIMS BAR DATE OF SEPTEMBER 23, 2003 THE DEADLINE FOR

CANADIAN CREDITORS TO FILE A PROOF OF CLAIM HAS BEEN EXTENDED TO OCTOBER 6,
2003.

         For further information concerning the U.S. Proceedings, or for an additional copy of a proof of claim, please call (713) 985-5326 or visit the Philip U.S. website at www.contactpsc.com.

                                  SCHEDULE "A"

21st Century Environmental Management, Inc. of Nevada

21st Century Environmental Management , Inc. of Rhode Island

Ace/Allwaste Environmental Services of Indiana, Inc.

Allwaste Tank Cleaning, Inc.

Allworth, Inc.

Burlington Environmental, Inc.

Cappco Tubular Products USA, Inc.

Chem-Freight, Inc.

Chemical Pollution Control, Inc. of Florida, - a 21st Century
Environmental Management Company

Chemical Pollution Control, Inc. of New York - a 21st Century
Environmental Management Company

Chemical Reclamation Services Inc.

Cousins Waste Control Corporation

CyanoKEM Inc.

D & L, Inc.

Delta Maintenance, Inc.

International Catalyst, Inc.

Jesco Industrial Service, Inc.

Luntz Acquisition (Delaware) Corporation

Northland Environmental, Inc.

Nortru, Inc.

Philip Environmental Services Corporation

Philip Metals (New York), Inc.

Philip Reclamation Services, Houston, Inc.

Philip Services/North Central, Inc.

Philip Transportation and Remediation, Inc.

PSC Environmental Services, Inc.

PSC Industrial Outsourcing, Inc.

PSC Industrial Services, Inc.

PSC Metals, Inc.

PSC Recovery Systems, Inc.

Republic Environmental Recycling (New Jersey) Inc.

Republic Environmental System (Pennsylvania) Inc.

Republic Environmental Systems (Transportation Group) Inc.

Republic Environmental Systems (Technical Services Group) Inc.

Resource Recovery Corporation

Rho-Chem Corporation

RMF Global, Inc.

RMF Industrial Contracting, Inc.

Serv-Tech EPC Inc.

Serv-Tech EPC Subsidiary, Inc.

Solvent Recovery Corporation

ThermalKEM, Inc.

Total Refractory Systems, Inc.

                                  SCHEDULE "D"

IN THE MATTER OF THE APPLICATION OF PHILIP ANALYTICAL SERVICES INC., PHILIP SERVICES INC., PHILIP INVESTMENT CORP., NORTRU, LTD., ALLIES STAFFING LTD., PHILIP SERVICES CORPORATION, ALLWASTE TANK CLEANING, INC., BURLINGTON ENVIRONMENTAL, INC., CAPPCO TUBULAR PRODUCTS USA, INC., CHEMICAL RECLAMATION SERVICES INC., NORTRU, INC., PHILIP ENVIRONMENTAL SERVICES CORPORATION, PSC INDUSTRIAL OUTSOURCING, INC. AND PSC METALS, INC. PURSUANT TO SECTION 18.6 OF THE COMPANIES' CREDITORS ARRANGEMENT ACT, R.S.C. 1985, C. C-36, AS AMENDED AND
SECTION 47(1) OF THE BANKRUPTCY AND INSOLVENCY ACT, R.S.C. 1985, C. B-3, AS AMENDED.

--------------------------------------------------------------------------------
                           PHILIP SERVICES CORPORATION
--------------------------------------------------------------------------------

PLEASE TAKE NOTICE that this Notice is being published pursuant to an order of the Ontario Superior Court of Justice (Commercial Division) (the "ONTARIO COURT") made on September 19, 2003.

PLEASE TAKE FURTHER NOTICE that on June 2, 2003, Philip Services Corporation and certain of its U.S. subsidiaries (collectively, "PHILIP U.S.") initiated proceedings (the "U.S. PROCEEDINGS") under Chapter 11 of the United States Bankruptcy Code, 11 U.S.C. Sections 101-330, in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the "U.S. COURT").

PLEASE TAKE FURTHER NOTICE that Philip U.S. has sought and obtained an order under section 18.6 of the Companies' Creditors Arrangement Act, R.S.C. 1985, c. C-36, as amended (the "CANADIAN ORDER") that among other things: (i) recognizes the U.S. Proceedings; (ii) stays all claims against Philips U.S. in Canada; and
(iii) directs all Canadian claimants with claims against Philip U.S. to assert such claims in the U.S. Proceedings.

PLEASE TAKE FURTHER NOTICE that pursuant to a claims process approved by the U.S. Court, general creditors of Philip U.S. were required to submit their proofs of claim in respect of Philip U.S. on or before September 23, 2003 (as described below, this date has been extended to October 6, 2003). Notice of the U.S. Proceedings and proof of claim forms have been mailed to all known creditors of Philip U.S. having resident addresses in Canada.

PLEASE TAKE FURTHER NOTICE that pursuant to the Canadian Order, the Ontario Court recognized the claims process established by the U.S. Court and ordered that any person asserting or wishing to assert a claim against Philip U.S. or the property of Philip U.S. must assert such claims in the U.S. Proceedings in accordance with the claims process established by the U.S. Court. AS A RESULT OF THE LIMITED PERIOD BETWEEN THE MAKING OF THE CANADIAN ORDER AND THE ORIGINAL CLAIMS BAR DATE OF SEPTEMBER 23, 2003,

THE DEADLINE FOR CANADIAN CREDITORS TO FILE A PROOF OF CLAIM HAS BEEN EXTENDED TO OCTOBER 6, 2003.

PLEASE TAKE FURTHER NOTICE that persons who wish to receive a copy of the Canadian Order, a copy of a proof of claim, or any further information in respect thereof or in respect of the matters set out herein should call (713) 985-5326 or visit the Philip U.S. website at www.contactpsc.com.

DATED this  *  day of September, 2003 at Toronto, Canada.

                                  SCHEDULE "E"

                         [ERNST & YOUNG INC. LETTERHEAD]

                                                               SEPTEMBER *, 2003

      TO: ALL CREDITORS OF CANADIAN DEBTORS WITH CLAIMS IN EXCESS OF $5,000

         By order of the Ontario Superior Court of Justice (Commercial Division) (the "ONTARIO COURT") dated September 19, 2003 (the "CANADIAN ORDER") Philip Analytical Services Inc., Philip Services Inc., Philip Investment Corp., Nortru, Ltd., and Allies Staffing Ltd. (collectively, the "CANADIAN DEBTORS"), as well as Philip Services Corporation and certain U.S. subsidiaries of Philip Services Corporation (the "U.S. DEBTORS", and collectively with the Canadian Debtors, the "DEBTORS"), were made subject to the provisions of section 18.6 of the Companies' Creditors Arrangement Act, R.S.C. 1985, c. C-36, as amended (the "CCAA").

         The Ontario Court has granted various relief with respect to the Debtors pursuant to section 18.6 of the CCAA, including imposing a stay of proceedings against the Debtors and their assets, and appointing Ernst & Young Inc. as Interim Receiver of certain of the assets, property and undertaking of the Canadian Debtors pursuant to section 47(1) of the Bankruptcy and Insolvency Act, R.S.C. 1985, c. B-3, as amended.

         If you wish to receive a copy of the Canadian Order, or any further information in respect of these proceedings, or you wish to appear in the proceedings described herein, please contact Jerri Beauchamp of Ernst & Young Inc. at Ernst & Young Tower, P.O. Box 251, 222 Bay Street, Toronto, Ontario M5K 1J7or (416) 943-7179.

Yours truly,



ERNST & YOUNG INC.,
in its capacity as the court-appointed interim receiver, of certain assets, property and undertakings of Philip Analytical Services Inc.
Philip Services Inc.
Philip Investment Corp.
Nortru, Ltd.
Allies Staffing Ltd.

         IN THE MATTER OF THE COMPANIES' CREDITORS ARRANGEMENT
                 ACT, R.S.C. 1985, c. C-36, AS AMENDED                                      Court File No: 03-CL-5150

AND IN THE MATTER OF THE APPLICATION OF PHILIP ANALYTICAL SERVICES INC., ET AL
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                                                                                    |
                                                                                    |
                                                                                    |                 ONTARIO
                                                                                    |         SUPERIOR COURT OF JUSTICE
                                                                                    |             (COMMERCIAL LIST)
                                                                                    |
                                                                                    |       Proceeding commenced at Toronto
                                                                                    |
                                                                                    |==============================================
                                                                                    |
                                                                                    |                 O R D E R
                                                                                    |
                                                                                    |==============================================
                                                                                    |
                                                                                    |     STIKEMAN ELLIOTT LLP
                                                                                    |     Barristers & Solicitors
                                                                                    |     5300 Commerce Court West
                                                                                    |     199 Bay Street
                                                                                    |     Toronto, Canada  M5L 1B9
                                                                                    |
                                                                                    |     Elizabeth Pillon  LSUC#35638M
                                                                                    |     Tel: (416) 869-5623
                                                                                    |     Fax: (416) 947-0866
                                                                                    |
                                                                                    |     Solicitors for the Applicants
                                                                                    |
                                                                                    |
                                                                                    |
                                                                                    |